UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2007
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-13179 (Commission File Number)	31-0267900 (IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of principal executive offices)		75039 (Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 22 and June 12, 2007, certain Section 16 reporting persons (collectively, the “Officers,” and each, an “Officer”) of Flowserve Corporation (the “Company”) adopted prearranged trading plans (collectively, the “Plans,” and each, a “Plan”) in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), for the sale of the Company’s common stock.
Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of an issuer’s securities under specified conditions and at specified times. Pursuant to Rule 10b5-1, the Officers adopted individual Plans to coordinate stock sales with tax obligations arising from future vesting of their restricted stock, as well as part of their overall individual long-term asset diversification, tax and financial planning strategies.
The Plans provide for the sale of portions of each Officer’s holdings of the Company’s common stock on the open market at prevailing market prices at specified amounts and on specified trade dates during 2007 and 2008. Each Plan will terminate on or before November 14, 2008, unless earlier terminated pursuant to the terms of the Plan.
The Officers that adopted these Plans and the respective numbers of shares subject to their individual Plans are set forth below. Each of these Officers will continue to beneficially own a substantial amount of shares of the Company’s common stock following the completion of any and all sales contemplated by the Plans.

	Number of Shares Subject to	Percentage of Beneficially
Officer	the Plan	Owned Shares(1)
Andrew J. Beall	45,000	55.2%
Mark D. Dailey	1,672	2.5%
Richard J. Guiltinan	1,072	3.0%
Linda P. Jojo	1,619	4.0%

(1)	Represents the number of shares of the Officer subject to the Plan divided by the number of shares beneficially owned by that Officer. The number of shares beneficially owned includes shares that the Officer has the right to acquire within 60 days of the date of determination through the exercise of stock options under certain Company stock option and incentive plans.
Transactions under these Plans, as applicable, will be reported to the Securities and Exchange Commission in accordance with securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: June 18, 2007	By:	/s/ Ronald F. Shuff Ronald F. Shuff
Senior Vice President, Secretary and General
Counsel